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                                                                    Exhibit 10.1


                            EQUITABLE RESOURCES, INC.

                      BREAKTHROUGH LONG TERM INCENTIVE PLAN

     EQUITABLE RESOURCES, INC. (the "Company") hereby establishes the Equitable Resources, Inc. Breakthrough Long Term Incentive Plan (the "Plan") for the benefit of certain executives of the Company effective as of the 16th day of July, 1998.

     WHEREAS, the Company maintains certain incentive award plans, including the Equitable Resources Inc. 1994 Long Term Incentive Plan, pursuant to which stock-based incentive awards are granted to selected executive employees; and

     WHEREAS, in order to further align the interests of the persons primarily responsible for the success of the Company with the interest of the shareholders, the Company desires to provide additional long term incentive benefits through the Plan.

     NOW THEREFORE, the Company hereby provides for additional incentive benefits for certain executive employees of the Company on the following terms and conditions:

SECTION 1. ELIGIBILITY. The Chief Executive Officer of the Company (the "CEO") shall, in his sole discretion, select the executive employees of the Company who shall be eligible to participate in the Plan. The CEO's selections will become participants in the Plan (the "Participants") only upon approval by the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee").

SECTION 2. INCENTIVE AWARDS. Each Participant shall be awarded a number of units (the "Award") (subject to the conditions provided herein) which shall be determined by dividing four times his or her current annual base salary as of the effective date of the Plan by $28.50, which is the average of the high and low stock prices of Company common stock on July 16, 1998 (the "Award Date") as reported on the New York Stock Exchange Composite Transactions System in the Wall Street Journal ("NYSE"). The value of each unit shall equal the closing price of the Company's common stock on the NYSE for that day. A Participant's base salary shall be determined by the Compensation Committee, but shall in any event exclude bonuses, commissions, car allowances, Company reimbursements, relocation payments, and any gain from the exercise of stock options or the grant of stock to Participants.

The Award shall be made to the Participant on the Award Date but will be held by the Company subject to the terms and conditions described below. A Participant shall have no current right to exchange the Award for cash, stock or any other benefit and shall be a mere unsecured creditor of the Company with respect to future rights to benefits.


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SECTION 3.  PERFORMANCE CONDITION OF THE AWARD. The Award shall have value only if the closing price of the Company's common stock on the NYSE equals or exceeds fifty-dollars ($50.00) per share on twenty or more consecutive trading days ("Performance Condition"), in which event, subject to the terms of the Plan, a Participant shall be entitled to receive an amount of cash equal to the value of the Award.

SECTION 4.  FORFEITURE OF THE AWARD.

            (a) The number of units constituting a Participant's Award shall be reduced by 50% if the Performance Condition is not satisfied on or before December 31, 2001. If the Performance Condition is not satisfied on or before December 31, 2002, the Participant's Award shall be forfeited.

            (b) A Participant's Award shall be forfeited if, prior to the satisfaction of the Performance Condition, the Participant's employment with the Company terminates for any reason other than the following:

                  (i) the Company terminates the employment of the Participant for reasons other than for Cause (as defined in Section 10 below) prior to a Change in Control;

                  (ii) the Participant's death; or

                  (iii) the Company terminates the employment of the Participant for reasons other than for Cause (as defined in Section 10 below) or the Participant terminates his or her employment with the Company for Good Reason (as defined in Section 10 below) at any time within twenty-four months following a Change in Control of the Company (as defined in Section 9 below).

            (c) If a Participant's employment with the Company terminates for a reason described in paragraphs (i) or (ii) of Section 4(b) above, then the number of units constituting the Participant's Award shall be reduced as follows:

                  (i) If the Participant's employment with the Company terminates on or before March 31, 1999, then 100% of the Participant's Award shall be forfeited.

                  (ii) If the Participant's employment with the Company terminates after March 31, 1999 and on or before March 31, 2000, then the number of units constituting the Participant's Award shall be reduced by 50%.


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                  (iii) If the Participant's employment with the Company
                  terminates after March 31, 2000, then the number of units constituting the Participant's Award shall be reduced by 25%.

            (d) If a Participant's employment with the Company terminates for a reason described in Section 4(b)(iii) above, then the number of units constituting the Participant's Award shall not be reduced.

SECTION 5. DIVIDENDS. Each unit will be credited with dividends which are paid on the Company's common stock in the form of additional units. These additional units shall be subject to the same conditions and restrictions as provided in this Plan.

SECTION 6. DISTRIBUTION. Upon notification from the Company of participation in the Plan, each Participant must make a written election as to the time and form in which his or her Award will be paid as provided in this Section 6. This election must be made on or before September 1, 1998. However, notwithstanding any such elections previously made pursuant to Sections 6(a) and 6(b) hereof, by any Participant who is an active employee on both August 16, 2000 ("Active Participant") and the date the Performance Condition is satisfied ("Performance Date"), the full amount of the Award shall be paid to such Active Participant on the Performance Date, subject to Section 6(c) hereof.

            (a) A Participant may elect to have the payment of his or her Award commence either upon termination of employment with the Company or upon a specified date in the future. The Participant's election as to when the Award will be paid shall be irrevocable.

            (b) A Participant may elect to have his or her Award paid in either a lump-sum cash payment or annual installment cash payments over one, five or ten year periods. A Participant may also change his or her original election as to the method of payment by making a subsequent written election with the Company, except that such election shall not be effective until the one-year anniversary after the election is made. Consequently, if the Participant makes a subsequent election and becomes entitled to payment of the Award before the expiration of the one-year period, the original election shall apply.

            (c) If a Participant elects to receive payment of his or her Award, or any portion thereof, at any time after the satisfaction of the Performance Condition, then the units constituting the Award shall be credited to and maintained in accordance with the terms of the Company's Deferred Compensation Plan as then in effect.

            (d) If a Participant elects to receive the payment of his or her Award at a specified date and on such date, he or she is still employed by the Company, then the Award shall be paid to the Participant only to the extent that the deductibility of such payment to the Company is not limited by reason of
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). In the event that the payment of all or a part of the Award exceeds the Code
Section 162(m) limit, the amount in excess of the limit shall


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automatically be deferred to the next subsequent year in which it can be paid to the Participant without exceeding the Code Section 162(m) limit.

            (e) A Participant's Award under this Plan shall actually be paid to the Participant within 30 days or as soon as practicable thereafter following the benefit commencement date as described in paragraph (a) above. The Participant shall receive all benefits in cash payments and shall have no right to receive a distribution of Company stock.

            (f) In the event of the Participant's death, the Participant's beneficiary (as listed on the most recent election form which is delivered to the Company) shall receive an immediate lump-sum cash payment without regard to the Participant's elections as to the time and form of payment as described in paragraphs (a) and (b) above.

SECTION 7. TAX CONSEQUENCES TO PARTICIPANTS. It is intended that: (i) until the Performance Condition is satisfied, a Participant's right to an Award under this Plan shall be subject to a substantial risk of forfeiture in accordance with Code Sections 83(a) and 3121(v)(2); (ii) the Award shall be subject to employment taxes upon the satisfaction of the Performance Condition; and (iii) until the Award is actually paid to the Participant, the Participant shall have merely an unfunded, unsecured promise to be paid the benefit, and such unfunded promise shall not consist of a transfer of "property" within the meaning of Code
Section 83. It is further intended that, because a Participant may only change the method of payment of the Award at a time when he or she cannot actually or constructively receive the Award, and such election will not become effective for a one-year period after it is made, the Participant will not be in actual or constructive receipt of the Award within the meaning of Code Section 451 until it is actually received.

SECTION 8. NONASSIGNMENT. A Participant shall not be permitted to assign, alienate or otherwise transfer his Award and any attempt to do so shall be void.

SECTION 9.  CHANGE IN CONTROL.

            (a) Upon a Change in Control (as defined in paragraph (b) below), the Company must transfer an amount of cash to the grantor trust which is created by the attached Trust Plan for the benefit of the Participants (the "Rabbi Trust"). The amount that must be transferred to the Rabbi Trust shall equal the value of all of the Awards made pursuant to the Plan (which have not been forfeited pursuant to Section 4 hereof as of the date of the Change in Control) assuming the Performance Condition is satisfied as of the date of the Change of Control. The Rabbi Trust shall provide that following a Change in Control of the Company, the amount transferred to the Rabbi Trust may not be returned to the Company (subject to its use for creditors in the event of bankruptcy or insolvency); provided, however, that (i) the value of any award forfeited pursuant to Section 4 hereof subsequent to a Change in Control shall be returned to the Company; and (ii) all amounts in the Rabbi Trust shall be returned to the Company if the Performance Condition is not satisfied as of December 31, 2002. In such event the Rabbi Trust shall provide that the transferred amount shall be returned to the Company.


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            (b) A Change in Control of the Company shall mean any of the following events:

                  (i) The sale or other disposition by the Company of all or substantially all of its assets to a single purchaser or to a group of purchasers, other than to a corporation with respect to which, following such sale or disposition, more than eighty percent of, respectively, the then outstanding shares of Company common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of the Board of Directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively of the outstanding Company common stock and the combined voting power of the then outstanding voting securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the outstanding Company common stock and voting power immediately prior to such sale or disposition;

                  (ii) The acquisition in one or more transactions by any person or group, directly or indirectly, of beneficial ownership of twenty percent or more of the outstanding shares of Company common stock or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of the Board of Directors; provided, however, that any acquisition by (x) the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (y) any person that is eligible, pursuant to Rule 13d-1(b) under the Exchange Act (as such rule is in effect as of November 1, 1995) to file a statement on Schedule 13G with respect to its beneficial ownership of Company common stock and other voting securities, whether or not such person shall have filed a statement on Schedule 13G, unless such person shall have filed a statement on Schedule 13D with respect to beneficial ownership of fifteen percent or more of the Company's voting securities, shall not constitute a Change in Control;

                  (iii) The Company's termination of its business and liquidation of its assets;

                  (iv) There is consummated a merger, consolidation, reorganization, share exchange, or similar transaction involving the Company, (including a triangular merger), in any case, unless immediately following such transaction: (x) all or substantially all of the persons who were the beneficial owners of the outstanding common stock and outstanding voting securities of the Company immediately prior to the transaction beneficially own, directly or indirectly, more than 60% of the outstanding shares of common stock and the combined voting power of the then

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                  outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such transaction (including a corporation or other person which as a result of such transaction owns the Company or all or substantially all of the Company's assets through one or more subsidiaries (a "Parent Company")) in substantially the same proportion as their ownership of the common stock and other voting securities of the Company immediately prior to the consummation of the transaction, (y) no person (other than the Company, any employee benefit plan sponsored or maintained by the Company or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (x) above is satisfied in connection with the transaction, such Parent Company) beneficially owns, directly or indirectly, 20% or more of the outstanding shares of common stock or the combined voting power of the voting securities entitled to vote generally in the election of directors of the corporation resulting from such transaction and (z) individuals who were members of the Company's Board of Directors immediately prior to the consummation of the transaction constitute at least a majority of the members of the board of directors resulting from such transaction (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (x) above is satisfied in connection with the transaction, such Parent Company); or

                  (v) The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the entire Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved.

SECTION 10. GOOD REASON FOR TERMINATION. For purposes of the Forfeiture Provision of Section 4, a Participant shall have terminated employment with the Company for "Good Reason" if any one of the following applies:

            (a) The removal of the Participant from the position he held immediately prior to the Change in Control (other than by reason of death, disability or Cause);

            (b) The assignment to the Participant of any duties inconsistent with those performed by the Participant immediately prior to the Change in Control or a substantial alteration in the nature or status of the Participant's responsibilities which renders the Participant's position to be of less dignity, responsibility or scope;


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            (c) A reduction by the Company in the Participant's level of overall compensation (including annual incentive opportunity at target award levels) as in effect on the effective date of this Plan or as the same may be increased from time to time except for proportional across-the-board reductions similarly affecting all executives of the Company and all executives of any person in control of the Company, provided, however, that the exception for across-the-board reductions shall not apply in the event the Participant's annual base salary is reduced by an amount equal to ten percent or more of the Participant's annual base salary as of the end of the calendar year immediately preceding the year in which the Change in Control occurs, without the Participant's consent;

            (d) The failure to grant the Participant an annual salary increase reasonably necessary to maintain such salary as reasonably comparable to salaries of senior executives holding positions equivalent to the Participant's in the industry in which the Company's then principal business activity is conducted;

            (e) The Company requiring the Participant to be based anywhere other than the Company's principal executive offices in the city in which the Participant is principally located immediately prior to the Change in Control, except for required travel on the Company's business to an extent substantially consistent with the Participant's present business travel obligations; or

            (f) Any material reduction by the Company of the benefits enjoyed by the Participant under any of the Company's pension, retirement, profit sharing, savings, life insurance, medical, health and accident, disability or other employee benefit plans, programs or arrangements; the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Participant of any material fringe benefits or perquisites; or the failure by the Company to provide the Participant with the number of paid vacation days to which he is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy, provided that this paragraph (f) shall not apply to any proportional across-the-board reduction or action similarly affecting all executives of the Company and all executives of any person in control of the Company.

SECTION 11. TERMINATION OF PARTICIPANT FOR CAUSE. For purposes of the Forfeiture Provision of Section 4, a Participant shall have a termination of employment from the Company for "Cause" upon:

            (a) The willful and continued failure by the Participant to substantially perform his duties with the Company (other than (i) any such failure resulting from the Participant's disability, or (ii) any such actual or anticipated failure resulting from the Participant's termination of his employment for Good Reason), after a written demand for substantial performance is delivered to the Participant by the CEO of the Company which specifically identifies the manner in which the CEO believes that the Participant has not

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substantially performed his duties and which failure has not been cured within thirty days after such written demand; or

            (b) The willful and continued engaging by the Participant in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise.

            For purposes of this Section 11, no act, or failure to act on the Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant in bad faith and without reasonable belief that such action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Participant shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board of Directors at a meeting of the Board of Directors called and held for that purpose (after reasonable notice to the Participant and an opportunity for the Participant, together with his counsel, to be heard before the Board of Directors) finding that in the good faith opinion of the Board of Directors the Participant is guilty of the conduct set forth above and specifying the particulars thereof in detail.

SECTION 12. SUCCESSORS; CHANGES IN STOCK. The obligation of the Company under the Plan shall be binding upon the successors and assigns of the Company. In the event of a stock split, stock dividend or other recapitalization of the Company affecting the Company's common stock, then the number of units constituting a Participant's Award and the Performance Condition shall be appropriately and equitably adjusted. In the event that the Company's common stock is exchanged for or converted solely into the common stock of another Company, then the value of the units constituting the Award shall equal the closing price of such common stock on the principal market on which such common stock is traded and the Award shall continue to be subject to the terms of the Plan. In the event that the Company's common stock is exchanged for or converted into the right to receive cash or other property [including debt securities and/or other securities (other than solely common stock)], then the Performance Condition shall be deemed to have been satisfied if the fair market value of such cash and/or property equals or exceeds $50.00 per share of the Company's common stock.

SECTION 13. DISPUTE RESOLUTION. The Participant may make a claim to the Compensation Committee with regard to a payment of benefits provided herein. If the Compensation Committee receives a claim in writing, the Compensation Committee must advise the Participant of its decision on the claim in writing in a reasonable period of time after receipt of the claim, (not to exceed 120 days). The notice shall set forth the following information:

            (a)   The specific basis for its decision;

            (b) Specific reference to pertinent Plan provisions on which the decision is based;


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            (c)   A description of any additional material or information
                  necessary for the Participant to perfect a claim and an explanation of why such material or information is necessary; and

            (d)   An explanation of the Plan's claim review procedure.

If the Participant does not receive a notice of decision within 120 days after receipt of the claim, the claim will be deemed to have been denied. The Participant may request a review of a decision (or deemed denial) by filing with the Compensation Committee a written request for such review. The request must be filed within 60 days after the notice of decision is received, or within 60 days after the denial is deemed to have occurred. The Participant may review pertinent documents and submit issues and comments in writing within the same 60 day period. If a request for review is filed, such review shall be made by the Compensation Committee within 120 days after receipt of such request. Upon completion of the review, the Participant shall be given written notice of the decision resulting from such review, which notice shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

In the event that the Participant continues to disagree with the decision of the Compensation Committee, the Participant may seek to resolve the dispute by referring the matter to an impartial arbitrator who shall be selected from a list of names provided by the Federal Mediation and Conciliation Service in Washington DC, provided that the costs for such proceeding shall be borne by the party determined by the arbitrator.

SECTION 14. IMPACT ON BENEFIT PLANS. Payments made under this Plan will not be considered as earnings for purposes of the Deferred Compensation Plan.

SECTION 15. NO CONTRACT OF EMPLOYMENT. This Plan shall not be construed as a contract of employment for the Participant during the term of this Plan.

SECTION 16. APPLICABLE LAW. This Plan shall be governed by and construed under the laws of the Commonwealth of Pennsylvania without regard to its conflict of law provisions.

SECTION 17. SEVERABILITY. In the event that any one or more of the provisions of this Plan shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 18. HEADINGS. The descriptive headings of the Sections of this Plan are inserted for convenience of reference only and shall not constitute a part of this Plan.

SECTION 19. AMENDMENT AND TERMINATION. This Plan may be amended by the Company, in its sole discretion at any time by a written action authorized by its Board of Directors except that no amendment shall adversely affect a Participant's rights to his

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Award after the Award Date and no amendment can be made following a Change in
Control as defined in Section 9. This Plan shall terminate upon the earlier of the satisfaction of the Performance Condition or December 31, 2002. The Compensation Committee shall be responsible for administering the Plan.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its officers thereunto duly authorized as of the day and year first written above.

ATTEST:                                      EQUITABLE RESOURCES, INC.

/s/ STEPHANIE L. MACUS                       /s/ GREGORY R. SPENCER
-----------------------------------          -----------------------------------
By: Stephanie L. Macus                       By: Gregory R. Spencer
                                             Vice President Human Resources
                                             and Administration



WITNESS:

/s/ ESTELLE E. CHRISTIAN                     /s/ MURRY S. GERBER
-----------------------------------          -----------------------------------
By: Estelle E. Christian                     By: Murry S. Gerber
                                             Chairman, President and
                                             Chief Executive Officer